                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                  Seragen Inc.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 [SERAGEN LOGO]

                                                               November 15, 1996

Dear Seragen Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Seragen, Inc. to be held at the offices of the Company, 97 South Street, Hopkinton, Massachusetts, on December 18, 1996 at 11:00 a.m., local time.

     At the Special Meeting, the Company will seek shareholder approval of a proposal to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock. The Board of Directors recommends approval of this proposal. Such other business will be transacted as may properly come before the Special Meeting.

     Whether you plan to attend the Special Meeting or not, it is important that you please sign, date and return the enclosed proxy card promptly. This will ensure your proper representation at the Special Meeting.

     We look forward to seeing you on December 18th.

                                   Sincerely,

                                   /s/ GEORGE W. MASTERS
                                   ------------------------------
                                   George W. Masters
                                   Vice Chairman, Chief Executive
                                   Officer and President

                        [SERAGEN TELEPHONE NUMBER LOGO]

                                 SERAGEN, INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               DECEMBER 18, 1996

     Notice is hereby given that a Special Meeting of Shareholders of Seragen, Inc. (the "Company") will be held at the offices of the Company, 97 South Street, Hopkinton, Massachusetts, on December 18, 1996 at 11:00 a.m. for the following purposes:

          1. To consider and act upon a proposal to amend and restate the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock from 30 million shares to 60 million shares.

          2. To transact such other business as properly may come before the Special Meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on October 31, 1996 as the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. All shareholders are cordially invited to attend the Special Meeting. However, to ensure your representation you are requested to complete, sign, date and return the enclosed proxy as soon as possible in accordance with the instructions on the proxy card. A return addressed envelope is enclosed for your convenience.

                                        By Order of the Board of Directors,

                                        /s/ THOMAS N. KONATICH
                                        ----------------------
                                        THOMAS N. KONATICH,
                                        Secretary

SERAGEN, INC.
97 South Street
Hopkinton, Massachusetts 01748
November 15, 1996

                                 SERAGEN, INC.
                                97 SOUTH STREET
                         HOPKINTON, MASSACHUSETTS 01748

                                PROXY STATEMENT

                        SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 18, 1996

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Seragen, Inc. (the "Company") of proxies to be voted at a Special Meeting of Shareholders of the Company ("Special Meeting") on December 18, 1996, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy card are being mailed to Shareholders on or about November 15, 1996.

     Only Shareholders of record of the Company's [16,803,139] shares of Common Stock, $0.01 par value per share (the "Common Stock") outstanding as of close of business on October 31, 1996 will be entitled to vote. Each share of Common Stock is entitled to one vote at the meeting.

VOTING AND QUORUM

     Shareholders are urged to read carefully the material in this Proxy Statement; specify their choice on the matter by marking the appropriate box on the enclosed proxy card; and sign, date and return the card in the enclosed stamped envelope. Where a shareholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the proposal to amend and restate the Company's Restated Certificate of Incorporation to increase the authorized Common Stock. A shareholder who signs a proxy by written instrument to the Company may revoke or revise that proxy at any time before the Special Meeting by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date, or by voting by ballot at the Meeting.

     The holders of a majority of the issued and outstanding shares of Common Stock of the Company entitled to vote at the Special Meeting must be represented in person or by proxy at the Special Meeting for the Special Meeting to be held. The affirmative vote of a majority of the shares present or represented and entitled to vote at the Special Meeting is required to approve the proposal. With respect to the tabulation of votes on any matter, abstentions are treated as votes against a proposal, while broker non-votes have no effect on the vote.

PROXY SOLICITATION

     The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors and officers of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or facsimile. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so.

        PROPOSAL 1:  AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

     On September 27, 1996, the Board unanimously adopted a resolution proposing that the Company amend and restate its Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30 million to 60 million. That proposed amendment and restatement of the Company's Restated Certificate of Incorporation is now being submitted for Shareholder approval.

     As of [October 15, 1996], the Company had [16,803,139] shares of Common Stock outstanding. In addition, as of that date, there were [191,155] shares of Common Stock issuable upon the exercise of outstanding options under the Company's 1981 Stock Option Plan, [1,432,957] shares of Common Stock issuable upon the exercise of outstanding options under the Company's 1992 Long Term Incentive Plan and [36,000] shares of Common Stock issuable upon the exercise of outstanding options under the Company's 1992 Non-Employee Director Non-Qualified Stock Option Plan. All of the remaining 11,536,749 shares of authorized and unissued shares of Common Stock have been reserved for issuance upon exercise of warrants and conversion of preferred stock issued in connection with the Company's previous financings leaving no unreserved and unissued shares of Common Stock available for future issuance.

     A portion of the shares of Common Stock for which authorization is sought in this proposal may be issued upon exercise of outstanding warrants and conversion of outstanding preferred stock. The Company has no specific plans or proposals at this time for the use of the remaining shares of Common Stock for which authorization is sought.

     The Company expects to incur substantial research and development expenses as it continues the development of its fusion proteins. The Company also expects to incur substantial administrative and commercialization expenses in the future. The Company plans to finance its substantial cash need with potential future debt or equity financings. The Company does not presently have unissued and unreserved shares of Common Stock available to pursue equity financings and achieve other goals which entail the issuance of Common Stock.

     In addition to allowing the Company to raise capital, management believes that the proposed amendment to Article Fourth of the Company's Restated Certificate of Incorporation will provide several long-term advantages to the Company and its shareholders. The passage of the proposal would enable the Company to pursue acquisitions or enter into collaborative partnerships or other transactions which management believes will enhance its development efforts and to consummate transactions which, if they could be accomplished, might enhance shareholder value. In addition, the Company has an obligation to repurchase stock issued to investors in connection with the formation of Seragen Biopharmaceuticals, Ltd., ("SBL") if certain conditions are met and the investors elect to put their SBL shares to the Company. The Company has the option to purchase such securities with up to 1,500,000 shares (subject to adjustment) of the Company's Common Stock, or a combination of cash and Common Stock, in lieu of cash. This option gives the Company flexibility and would allow the Company to conserve cash needed for other purposes when the put rights are exercised. The Company will only be able to avail itself of this option, however, if it has a sufficient number of shares of Common Stock available for issuance at that time. The additional shares of Common Stock for which authorization is sought may also be used to purchase assets or services, to retain consultants or to compensate employees.

     If additional shares are available, transactions dependent upon the issuance of additional shares would be less likely to be undermined by delays and uncertainties occasioned by the need to obtain shareholder authorization prior to the consummation of such transactions. The ability to issue shares, as deemed in the Company's best interests by the Board, will also permit the Company to avoid the expenses which would be incurred in holding special shareholders' meetings at a later date.

     The Board has proposed a substantial increase in authorized Common Stock. Such an increase is designed to provide flexibility to the Company's management. However, these additional shares, if issued, will have a substantial dilutive effect on present shareholders. In addition, the authorization of such a substantial increase in the authorized Common Stock, while providing desirable flexibility in connection with possible equity financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. Even if the amendment to the Company's Restated Certificate of Incorporation is approved, there can be no assurance that additional equity financings will be available on acceptable terms, if at all, to fund the Company's future working capital requirements, or that other sources of financing, including partnerships, will be available.

     In the event the proposal is passed, shareholder approval of the issuance of the 30 million additional shares of Common Stock will not be sought prior to the issuance of additional securities unless such issuances relate to a merger, consolidation or other transaction which requires Shareholder approval.

     Accordingly, the following resolution will be offered at the meeting.

     RESOLVED, that Paragraph A of Article FOURTH of the Restated Certificate of Incorporation of the Company be amended to read as follows:

          FOURTH: A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 65,000,000, consisting of sixty million (60,000,000) shares of common stock, par value one cent ($0.01) per share (the "Common Stock") and five million (5,000,000) shares of preferred stock, par value one cent ($0.01) per share (the "Preferred Stock").

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT AND RESTATEMENT OF THE FOURTH ARTICLE OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY FROM 30 MILLION SHARES TO 60 MILLION SHARES.

                                SHARE OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of [October 15, 1996] by (i) each person known by the Company to own beneficially 5% or more of its outstanding Common Stock, (ii) each Director of the Company, (iii) the chief executive officer and each of the four most highly compensated executive officers of the Company whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1995, and (iv) all Directors and executive officers as a group. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares beneficially owned.

                                                                 NUMBER OF              PERCENTAGE OF
                                                                  SHARES             SHARES BENEFICIALLY
                  NAME AND ADDRESS(**)                     BENEFICIALLY OWNED(1)          OWNED(2)
                  --------------------                     ---------------------     -------------------
Boston University(3)(4)(5)...............................        16,296,492                  65.7%
  881 Commonwealth Avenue
  Boston, MA 02215
Leon C. Hirsch(3)(6).....................................         3,230,459                  16.1%
  150 Glover Avenue
  Norwalk, CT 06856

                                                                 NUMBER OF              PERCENTAGE OF
                                                                  SHARES             SHARES BENEFICIALLY
           NAME AND ADDRESS(**)                             BENEFICIALLY OWNED(1)          OWNED(2)
           --------------------                             ---------------------    -------------------
Turi Josefsen(3)(7)......................................         1,384,483                   7.6%
  150 Glover Avenue
  Norwalk, CT 06856
John Bagalay, Jr., Ph.D., Esq.(5)(8).....................             8,000                     *
Gerald S. J. Cassidy(3)(9)...............................           952,156                   5.4%
  700 13th Street, N.W., Suite 400
  Washington, DC 20005
Anthony J. Clemento(10)..................................            51,084                     *
Kenneth G. Condon, C.P.A.(5)(11).........................             9,200                     *
Leonard F. Estis, Ph.D.(12)..............................           117,039                     *
James M. Howell, Ph.D.(13)...............................            16,500                     *
Norman A. Jacobs(14).....................................            18,000                     *
Thomas N. Konatich(15)...................................            49,103                     *
George W. Masters(16)....................................           236,313                   1.4%
John R. Murphy, Ph.D.(17)................................           171,216                   1.0%
Jean C. Nichols, Ph.D.(18)...............................           202,415                   1.2%
John R. Silber, Ph.D.(19)................................           178,500                   1.1%
All officers and directors as a group....................         2,009,526                  10.8%

---------------

   * Represents beneficial ownership of less than 1% of the Common Stock.

  ** Addresses are given for persons who beneficially own 5% or more the Company's outstanding Common Stock only.

 (1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of [October 15, 1996] that such person or persons has the right to acquire within 60 days after such date.

 (2) Percentage of ownership is based on [16,803,139] shares of Common Stock outstanding as of [October 15, 1996].

 (3) Includes [8,206,897] shares of Common Stock issuable upon conversion of 23,800 shares of Series B Preferred Stock and assumes that shares of Series B Preferred Stock are convertible at a conversion price of [$2.90], the conversion price in effect on [October 3, 1996], based on the average of the closing sale prices of the Common Stock for the ten consecutive trading days preceding that date.

 (4) Includes [2,536,783] shares of Common Stock issuable upon conversion of 5,000 shares of Series C Preferred Stock and assumes that shares of Series C Preferred Stock are convertible at a conversion price of [$1.971], the conversion price in effect on [October 3, 1996], based on seventy-three percent (73%) of the average of the closing bid prices of the Common Stock for the five consecutive trading days preceding that date.

 (5) The Boston University Nominee Partnership is a partnership that was created to act as the record holder of certain securities owned by Boston University. Dr. Bagalay and Mr.'Condon are general partners of such partnership and are required to vote and take other actions with respect to such shares of Common Stock as instructed by duly authorized officers of Boston University. Officers of Boston University are duly authorized by the actions of the Trustees of Boston University. General partners of the Boston University Nominee Partnership (Dr. Bagalay and Mr. Condon) and the Trustees of Boston University

     (Dr. Howell and Dr. Silber) disclaim beneficial ownership of such shares. Includes 15,000 shares issuable upon exercise of stock options exercisable within 60 days, a warrant to purchase 1,376,666 shares exercisable at $4.75 per share, [4,068,966] shares of Common Stock issuable upon conversion of 11,800 shares of Series B Preferred Stock and [2,536,783] shares of Common Stock issuable upon conversion of 5,000 shares of Series C Preferred Stock.

 (6) Represents a warrant to purchase 816,666 shares exercisable at $4.75 per share and Series B Preferred Stock convertible into [2,413,793] shares of Common Stock. Does not include 350,000 shares issuable upon exercise of warrants and does not include, [1,034,483] shares of Common Stock issuable upon conversion of 3,000 shares of Series B Preferred Stock held by Turi Josefsen, Mr. Hirsch's wife, as to which Mr. Hirsch disclaims beneficial ownership. (See Footnote 5)

 (7) Represents a warrant to purchase 350,000 shares exercisable at $4.75 per share and Series B Preferred Stock convertible into [1,034,433] shares of Common Stock. Does not include 816,666 shares issuable upon exercise of warrants and does not include, [2,413,793] shares of Common Stock issuable upon conversion of 7,000 shares of Series B Preferred Stock held by Leon C. Hirsch, Ms. Josefsen's husband, as to which Ms. Josefsen disclaims beneficial ownership. (See Footnote 4)

 (8) Represents 8,000 shares issuable upon exercise of options held by Dr. Bagalay that are exercisable within 60 days.

 (9) Includes 8,000 shares issuable upon exercise of options held by Mr. Cassidy that are exercisable with 60 days, a warrant to purchase 233,332 shares exercisable at $4.75 per share and [689,655] shares of Common Stock issuable upon conversion of 2,000 shares of Series B Preferred Stock. Mr. Cassidy's shares of Series B Preferred Stock and warrant are owned jointly with his wife, Loretta P. Cassidy.

(10) Represents 51,084 shares issuable upon exercise of options held by Mr. Clemento that are exercisable within 60 days.

(11) Includes 8,000 shares issuable upon exercise of options held by Mr. Condon that are exercisable within 60 days.

(12) Includes 115,903 shares issuable upon exercise of options held by Dr. Estis that are exercisable within 60 days.

(13) Includes 13,500 shares issuable upon exercise of options held by Dr. Howell that are exercisable within 60 days.

(14) Represents 18,000 shares issuable upon exercise of options held by Mr. Jacobs that are exercisable within 60 days.

(15) Includes 48,198 shares issuable upon exercise of options held by Mr. Konatich that are exercisable within 60 days.

(16) Includes 219,000 shares issuable upon exercise of options exercisable by Mr. Masters within 60 days and a warrant to purchase 1,250 shares exercisable at $10.00 per share.

(17) Includes 120,166 shares issuable upon exercise of options held by Dr. Murphy that are exercisable within 60 days.

(18) Includes 193,909 shares issuable upon exercise of options held by Dr. Nichols that are exercisable within 60 days.

(19) Includes a warrant to purchase 7,500 shares exercisable at $10.00 per share. Dr. Silber's shares and warrant are owned jointly with his wife, Kathryn U. Silber.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

     The proxy rules adopted by the Securities and Exchange Commission provide that certain shareholder proposals must be included in the Proxy Statement for the Company's Annual Meeting. For a proposal to be considered for inclusion in next year's proxy statement, it must be received by the Company no later than December 20, 1996.

     ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ THOMAS N. KONATICH
                                          ----------------------
                                          THOMAS N. KONATICH
                                          Secretary

Hopkinton, Massachusetts
November 15, 1996

                                  FORM OF PROXY

                                  SERAGEN, INC.
                      97 South Street, Hopkinton, MA 01748
                 Proxy for 1996 Special Meeting of Shareholders
           This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby acknowledges receipt of the Seragen, Inc. Notice of Special Meeting of Shareholders and Proxy Statement dated November 15, 1996 and, revoking all previous proxies, hereby appoints Thomas N. Konatich and Susan M. Letterie, or either of them, as the undersigned's attorneys-in-fact and proxies, each with power of substitution and with all the powers the undersigned would possess if present, to vote all shares of the common stock of SERAGEN, INC. (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on December 18, 1996 at 11:00 a.m. at the offices of the Company, 97 South Street, Hopkinton, Massachusetts, and any adjournments thereof.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[SERAGEN LOGO]

|X|   Please mark votes as in this example.

The shares represented hereby will be voted as directed by this proxy, but if no determination is made they will be voted FOR proposal 1. The Board of Directors recommends a vote for proposal 1.


1.  TO APPROVE THE PROPOSAL TO                                    MARK HERE FOR ADDRESS
AMEND AND RESTATE THE                                             CHANGE AND NOTE AT LEFT
CERTIFICATE OF INCORPORATION TO
INCREASE THE AUTHORIZED                                                                    | |
COMMON STOCK FROM 30 MILLION
SHARES TO 60 MILLION SHARES.                                      NOTE:  Please date and sign exactly as your name(s)
                                                                  appear(s) hereon. If acting as attorney, executor,
     FOR      AGAINST       ABSTAIN                               trustee, or in any other representative capacity, sign
     | |        | |           | |                                 name and title.

In their discretion, the proxies are authorized to vote           Signature:                          Date
upon such other matters as may lawfully come before                          ------------------------      --------
the meeting and all adjournments thereof.
                                                                  Signature:                          Date
                                                                             ------------------------      --------
